UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

HOWARD HUGHES HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-41779 (Commission File Number)	93-1869991 (I.R.S. Employer Identification No.)

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77380

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (281) 719-6100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock $0.01 par value per share	HHH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2026 Annual Meeting of Stockholders of Howard Hughes Holdings Inc., a Delaware corporation (the “Company”), held on September 30, 2026, the stockholders elected the Company’s Board of Directors (the “Board”) and voted upon two Board proposals contained within the Company’s Proxy Statement, dated August 19, 2026.

The Board nominees were elected with the following votes:

Nominee	For	Against	Abstentions	Broker Non- Votes
William Ackman	47,774,088	348,783	4,711	4,867,036
David Eun	48,048,930	62,738	15,914	4,867,036
Marc Grandisson	47,726,385	388,103	13,094	4,867,036
Ryan Israel	47,718,693	396,724	12,165	4,867,036
Thom Lachman	47,899,951	209,797	17,834	4,867,036
David O’Reilly	47,658,940	453,076	15,566	4,867,036
Susan Panuccio	48,044,136	68,690	14,756	4,867,036
R. Scot Sellers	47,617,612	493,187	16,783	4,867,036
Mary Ann Tighe	47,747,874	365,930	13,778	4,867,036
Jean-Baptiste Wautier	48,042,701	69,049	15,832	4,867,036
Anthony Williams	46,263,316	1,846,514	17,752	4,867,036

The stockholders voted on the following proposals and cast their votes as described below:

Proposal	For	Against	Abstentions	Broker Non- Votes
An advisory (non-binding) vote to approve the compensation of the Company’s named executive officers	47,804,003	183,255	140,324	4,867,036

Proposal	For	Against	Abstentions
A vote to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2026	52,895,644	73,709	25,265

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD HUGHES HOLDINGS INC.

By:	/s/ Joseph Valane
Joseph Valane
Chief Legal Officer & Secretary

Date: October 1, 2026